FOURTH ADDENDUM TO EMPLOYMENT AGREEMENT

This Fourth Addendum ("Addendum"), dated the 15th day of June 2017, ("Addendum Effective Date") is being made to the Employment Agreement ("Employment Agreement") entered into effective December 20, 2012, by and between MVB Financial Corp., a West Virginia corporation ("MVB Financial" or the "Company") and MVB Bank, Inc. ("MVB Bank"), hereinafter collectively referred to as "MVB", and H. Edward Dean, III ("Employee" or "you"), hereinafter referred to collectively as the Parties and individually as a Party.

WHEREAS, Employee and MVB have entered into the Employment Agreement referenced above that sets forth the current terms and conditions of Employee's employment with MVB as the President and Chief Executive Officer of Potomac Mortgage Group, Inc., which does business as MVB Mortgage ("MVB Mortgage"); and

WHEREAS, Employee and MVB have agreed to certain modifications in the terms and conditions of Employee's employment with MVB as set forth below; and

WHEREAS, the Parties wish to continue the employment arrangement set forth in the Employment Agreement unchanged, except as specifically referenced herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants made in this Addendum, the Parties hereto agree that the Employment Agreement is amended, effective as of the Addendum Effective Date, as follows:

1. Section 1(a) of the Employment Agreement is **MODIFIED** as follows:

   Position. The Company, MVB and PMG agree to employ you as Chief Executive Officer of MVB Mortgage throughout the Final Term (as defined below), during which time you shall report directly to the Chief Executive Officer and President of MVB Financial. You shall also be nominated to serve on the Board of Directors of MVB Financial Corporation ("the Board") each time the term on the Board expires, through the full Term of your employment, except in connection with a Change in Control event, the Parties agree that the Board shall have the option to eliminate this provision if deemed necessary in light of an anticipated merger or similar Change in Control involving MVB.

2. Section 2 of the Employment Agreement is **DELETED** and **REPLACED** as follows:

   Term of Employment.

   You have elected to renew for a final three year period, which shall run through December 31, 2020 (the "Final Term"), and which date shall also constitute the agreed Termination Date, unless the parties agree in writing to mutually extend, or your employment is earlier terminated pursuant to Section 5(a), (b) or (c) hereof.

In the event of any termination of your employment pursuant to the terms of Section 5(a), (b) or (c) hereof, the Term shall be deemed to have ended as of the applicable Termination Date. On the Termination Date, you agree to resign from any other director or officer positions you hold for or on behalf of the Company or any affiliate and you shall no longer be obligated to fulfill any related duties on behalf of the Company

3. Section 3(a) of the Employment Agreement is **MODIFIED** as follows:

   Base Compensation. Your Base Compensation shall be increased from $500,000 to $575,000 per year, beginning January 1, 2018, and continuing for the remainder of the Final Term.

4. Section 3(c) of the Employment Agreement is **MODIFIED** as follows:

   Bonus Compensation. Beginning on January 1, 2018 and during your employment through the remaining duration of the Final Term, on a monthly basis, you shall receive an additional cash payment (less deductions required by law) ("Bonus Compensation") in an amount equal to nine percent (9%) of MVB Mortgage's pre-tax income (beginning with the full month of January 2018). If a loss is incurred in any month during the periods covered in this Agreement, future bonuses will not be paid until MVB Mortgage's income has recovered such losses.

   The definition of "pre-tax income," for purposes of determining the payments to you under this Section, shall be defined as follows:

   Pre-tax income shall mean PMG's earnings (including PMG's proportionate share of earnings (losses) of Lenders Service Provider LLC) before income tax, computed in accordance with GAAP, consistently applied, for the twelve full calendar months beginning on the first day of the calendar year after the Effective Date, provided that the determination of PMG's earnings before income tax shall exclude all Excluded Amounts.

   The term "Excluded Amounts" means (i) any general overhead or administrative expenses, corporate/shared expenses, management fees, or consulting fees of MVB or the Company or any of their other subsidiaries or Affiliates (other than PMG) other than $20,833.33 per month, except to the extent that such expenses reflect actual costs and expenses which are payable to unaffiliated third parties providing goods or services used by MVB and the Company; (ii) any expense related to Losses (as defined in the Membership Interest Purchase Agreement) incurred by MVB or the Company, which were actually reimbursed by the members to MVB pursuant to the indemnification obligations of the Members contained in this Membership Interest Purchase Agreement; (iii) any interest expense, loan fees or other costs and expenses (together, "interest costs") incurred by MVB for the purpose of making purchase price payments under the Membership Interest Purchase Agreement; (iv) amortization (which shall include any write downs or write offs) of intangible assets and increased depreciation expenses created by MVB's purchase of the membership interests; and (v) any costs or expenses

incurred by MVB or the Company and any of their affiliates in connection with the preparation, negotiation or consummation of the transactions contemplated by the Membership Interest Purchase Agreement, including legal, accounting and due diligence expenses (including any of the foregoing relating to the preparation, calculation or determination of PMG's Closing Date Balance Sheet, and any fees paid to or incurred by MVB or the Company's accountants in connection with the foregoing)."

5. Section 3(d) of the Employment Agreement is **DELETED effective January 1, 2018,** except that any final payment due after the end of fiscal year 2017 shall be made as soon as practicable following the finalization of financial statements, and in no event later than February 15, 2018.

6. Section 3(f) of the Employment Agreement is **AMENDED** to **ADD** the following language at the end of such Section:

   Additional Stock Options. You shall be provided with 100,000 stock options in the Company on the next day after the Addendum Effective Date on which the trading window for Company shares is reopened, with the strike price determined to be the fair market value of the shares of the date of issuance. The stock options shall vest as follows: 25,000 on December 31, 2017; 25,000 on December 31, 2018; 25,000 on December 31, 2019; and 25,000 on December 31, 2020. The options shall be governed by the Company Stock Plan, a copy of which have been provided to you. Notwithstanding the provisions of the Award Agreements, all such stock options shall immediately vest in the event of a termination for Good Reason or a Change in Control, other than if such Change in Control is the result of any transaction from any negotiations taking place at the time of this Addendum.

6-19-17

7. Section 4(a) of the Employment Agreement is **AMENDED** to **ADD** the following language at the end of such Section:

   In addition, you shall have the opportunity to participate in the SERP as adopted by MVB Mortgage, but guaranteed by MVB Financial Corporation, in accordance with the terms of the Plan executed simultaneously with this document.

8. Section 7(b) of the Employment Agreement is **DELETED**;

9. Section 10 of the Employment Agreement is **DELETED**.

The Parties agree that no changes made and agreed herein shall be construed at any time to amount to or result in Good Reason under the Employment Agreement.

It is the intent of the parties that any terms of the Employment Agreement, as amended, shall be extended for an additional three years. With this caveat, other than as explicitly set forth above in this Addendum, all of the terms and conditions set forth in the Employment Agreement, as previously amended, shall continue in full force and effect.

6-19-17

IN WITNESS WHEREOF, Employer has caused this Addendum to be executed in its legal name by such representative thereunto duly authorized, and Employee has hereunto set his hand and seal, as of the day and year first above written. This Addendum may be executed in one or more counterparts, which taken together shall constitute an original.

MVB FINANCIAL CORP.

Signed: [signature] 6/19/2017 5:37 p.m.
By: STEPHEN R. BROOKS
Its: CHAIRMAN

MVB BANK, INC.

Signed: [signature] 6/19/2017 5:37 p.m.
By: STEPHEN R. BROOKS
Its: CHAIRMAN

Employee

[signature: H. Edward Dean]
H. Edward Dean, III 6-15-2017

[initials]